UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): August 30, 2022

AMERICAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-55456	46-3914127
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12115 Visionary Way, Suite 174, Fishers Indiana, 46038

 (Address of principal executive offices)

(606) 637-3740

(Registrant’s telephone number, including area code)

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 30, 2022, American Resources Corporation (“American Resources” or the “Company”) entered into an asset sale and new leadership agreement (collectively the “Agreement”) with Novusterra Inc. (“Novusterra”) related to certain patents and technologies held by American Resources related to the development, production and commercialization of graphene and carbon nanostructures (the “Graphene Technologies”). Pursuant to the Agreement, American Resources will:

1.	Sell the exclusive rights to the Graphene Technologies held by American Resources Corporation to Novusterra Inc. for 4.0 million shares valued at $4.00 per share;

2.

Andrew Weeraratne will step down from the board and as an officer of Novusterra. Dr. Greg Jensen will be named CEO and Director. Dr. Gerardine Botte will be named Chief Technology Officer and Mark LaVerghetta will be named Chairman of the Company, Mark Jensen will step down as Chairman; and

3.	Novusterra Inc. will issue:

a.	Dr. Gregory Jensen: 1.1 million.
b.	Dr. Gerardine Botte to join as the CTO: 1.0 million.
c.	Jeff Peterson as Vice President of Operations: 350,000.
d.	Tarlis Thompson as Vice President of Operations: 100,000.
e.	Christian Alvarez Pugliese as Vice President of Research: 150,000.
f.	David Sauve as Vice President of Marketing: 50,000.

The Novusterra shares issued are not registered and will not be registered in connection with the Agreement under the Securities Act of 1933, as amended (the “Securities Act”), or any state’s securities laws, on the grounds that the transaction in which the shares are to be issued qualifies for applicable exemptions from the securities registration requirements of such statutes. The exemptions being claimed include, but are not necessarily limited to, those available under Section 4(a)(2) of the Securities Act and the reliance by Novusterra upon the exemptions from the securities registration requirements of the federal and state securities laws, is predicated in part on the representations, understandings and covenants set forth in the Agreements.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement between American Resources and Novusterra which is attached as Exhibit 10.1 to this Current Report and incorporated by reference herein.

Item 7.01.  Regulation FD Disclosure

On August 31, 2022, American Resources Corporation (or the “Company”) issued a press release announcing the sale of the exclusive patent rights of its carbon nanostructure and graphene technology to Novusterra Inc. for $16 million paid in all Class A common Novusterra shares.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description
10.1	Agreement between American Resources Corporation and Novusterra Inc.
99.1	Press Release Dated August 31, 2022

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Resources Corporation

Date: September 6, 2022	By:	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer

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